Exhibit 99.1

April 21, 2011

Hardinge Inc.

One Hardinge Drive

Elmira, NY 14902-1507

AMENDMENT NO. 1 TO PROXY STATEMENT

This amendment to our proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hardinge Inc. for use at the 2011 Annual Meeting of Shareholders to be held on Tuesday, May 3, 2011 at 9:00 a.m. Eastern Time at our corporate headquarters located at One Hardinge Drive, Elmira, New York and at any adjournments or postponements of the Annual Meeting.  The original proxy statement was mailed on or about March 31, 2011.  This amendment is being filed to make the changes shown below to Proposal 2 and on Appendix A related to Proposal 2.

PROPOSAL 2—ADOPTION OF THE 2011
INCENTIVE STOCK PLAN

The 2011 Incentive Stock Plan (the “Plan”), attached hereto as Appendix A, provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock incentives and performance share incentives (collectively, the “Incentives”), payable in shares of Common Stock or cash, or a combination of shares and cash, to Company employees. The Plan will become effective on May 3, 2011, if adopted by the Company’s stockholders at the Annual Meeting and shall terminate on May 2, 2021, but awards made prior thereto may extend beyond that date. The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by providing stock or other equity-based awards to attract, retain and motivate officers, directors and other key employees who make important contributions to the success of the Company. The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). Terms and conditions of awards will be set forth in written agreements. The principal features of the Plan are summarized below for the convenience and information of our shareholders. This description is qualified in its entirety by reference to the Plan, which is attached hereto as Appendix A. The Plan provides that 750,000 shares of Common Stock will be available for the granting of awards under the Plan. Any shares of Common Stock granted pursuant to awards of incentive stock options, non-qualified stock options or stock appreciation rights will be counted on a one-for-one basis in respect of the aggregate amount of shares of Common Stock available for awards pursuant to the Plan (the “Plan Share Amount”). For awards of restricted stock incentives and performance share incentives pursuant to the Plan, shares of Common Stock granted pursuant to such awards will be counted as two shares of Common Stock against the Plan Share Amount for every one share of Common Stock subject to the award. If an award of an Incentive is forfeited or lapses, expires or is terminated (other than surrender of an option or a portion thereof pursuant to a stock appreciation right), the shares of Common Stock subject to such award may thereafter increase the Plan Share Amount. The closing price of the Common Stock on March 7, 2011 was $12.90.

Any employee of the Company or any of its subsidiaries will be eligible for any award under the Plan if selected by the Committee and, in the case of an officer of the Company; such award is subsequently ratified by the Board of Directors. Subject to the provisions of the Plan, the Committee will have full authority and discretion to select the employees to whom awards will be granted and the amount and form of such awards. Prior to awarding a grant of one or more Incentives to an officer of the Company, the award recommended by the Committee will be subject to the ratification by the Board of Directors. The Committee will also be responsible for administrative management of the Plan. There are approximately 1,190 persons employed by the Company and its subsidiaries who would be eligible for selection for participation by the Committee. No determination has been made by the Committee with respect to the specific employees who will be granted an award or the amount or nature of any future awards under the Plan. The maximum number of shares of Common Stock in respect of which Incentives may be granted during the term of the Plan to an individual recipient is 200,000, subject to any adjustment provisions that may apply pursuant to the Plan.

Under the Plan, the Committee will be authorized to grant stock options that are intended to qualify as “Incentive Stock Options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and to grant non-qualified stock options that are not intended to qualify as ISOs. Grants to officers of the Company, however, are subject to ratification by the Board of Directors. No stock option can be granted at an option price less than the fair market value of a share of Common Stock at the time of grant. No stock option can be exercised more than ten years after the date such option is granted. In the case of ISOs, the aggregate fair market value of the shares of Common Stock with respect to which such options are exercisable for the first time by any recipient during any calendar year cannot, exceed $100,000. The Committee will be authorized to issue, with limitations, reload options upon exercise of stock options.

The Committee will also be authorized to grant other Incentives for the benefit of eligible employees, including stock appreciation rights, restricted stock incentives and performance share incentives under such terms and conditions as the Committee may prescribe. Grants to officers of the Company, however, are subject to the ratification by the Board of Directors. The Committee will establish performance goals for any performance share incentives, which goals may include earnings per share, return on stockholders’ equity, return on assets, net income, Company earnings performance compared to its domestic competition or any other financial or other measurement for either the Company as a whole or for any of its business units. The shares of Common Stock which may be granted pursuant to a restricted stock incentive will be restricted and will not be able to be sold, pledged, transferred or otherwise disposed of until such restrictions lapse. The Committee may in its discretion provide for limited exceptions to employment restrictions associated with restricted stock incentives, accelerate the date of vesting or lapse of restrictions for any Incentive but in no event shall the restriction period for restricted stock incentives be less than three years. Stock appreciation rights, performance share incentives and shares of Common Stock issued pursuant to restricted stock incentives will be issued for no monetary consideration.

Appropriate adjustments will be made to the number of shares of Common Stock available for awards and the terms of outstanding awards under the Plan to reflect any extraordinary dividend, change in control, reorganization, recapitalization, distribution, stock dividend, stock split-up, spin-off, change in par or no par value, combination of shares, merger, consolidation, sale of all or substantially all of the assets of the Company, warrant or rights offering or combination, exchange or reclassification of shares of Common Stock or any other similar event or any other change in the corporate structure or shares of the Company. Except for such adjustments, ~~neither the Board nor the Committee will lower the exercise price of outstanding options issued under the Plan~~the Company will not, without obtaining the approval of the shareholders of the Company: amend the terms of outstanding stock options or stock appreciation rights to reduce the option price of such stock option or stock appreciation right; cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an option price that is less than the option price of the original stock options or stock appreciation rights; or cancel outstanding stock options or stock appreciation rights with an option price above the current fair market value of shares of Common Stock in exchange for cash or other securities.

Incentive holders shall forfeit all amounts not payable or privileges with respect to stock options not immediately exercisable if the holder’s employment with the Company or its subsidiaries is terminated for cause, is voluntarily terminated by the holder, other than by retirement after the age of 55 (or such other age as may be provided for in the Incentive award) or if the holder engages in competition with the Company or its subsidiaries or any activity or conduct contrary to the best interests of the Company, as determined by the Committee in its sole discretion. Stock options immediately exercisable at the time of such events will remain exercisable for seven days unless the Committee determines that such stock options will remain exercisable for a longer period.

Upon a change in control, all awards of Incentives outstanding shall become fully vested and exercisable and a stock option award may be surrendered to the Company for cash in an amount equal to the aggregate excess of the fair market value of the shares of Common Stock subject to the option over the exercise price of such option. For this purpose, a change of control will include an acquisition (other than from or by the Company or by an employee benefit plan of the Company) of securities of the Company which represent 35% or more of the combined voting power of the Company’s then outstanding securities (excluding any such securities held by such person or persons as trustee or other fiduciary of an employee benefit plan of the Company), certain changes in the composition of the Board of Directors, or ~~the approval by the shareholders of the Company~~upon consummation of a merger, consolidation, sale or disposition of all or substantially all of the Company’s assets or a plan of partial or complete liquidation.

The Plan is intended to comply with Sections 162(m) and 409A of the Code, and Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended.

The Committee has sole discretion to grant awards of Incentives to employees under the Plan, other than grants to officers of the Company which must be ratified by the Board of Directors. No determination has been made as to the nature or amount of awards that would have been or will be made under the Plan. Therefore, the amount or nature of awards that will be received by employees under the Plan cannot be now determined. No grants will be made under the Company’s 2002 Incentive Stock Plan on and after the date the shareholders approve the Plan.

Federal Income Tax Consequences

Stock options to be issued under the Plan as ISOs are intended to satisfy the requirements of Section 422 of the Code. Under the provisions of that Section, the optionee will not be deemed to receive any income at the time an ISO is granted or exercised. If the optionee disposes of the shares of Common Stock acquired upon exercise of an ISO more than two years after the grant and one year after the exercise of the ISO, the gain, if any (i.e., the excess of the amount realized for the shares of Common Stock over the option price) will be long-term capital gain. If the optionee disposes of the shares of Common Stock acquired upon exercise of an ISO within two years after the date of grant or within one year after the exercise of the ISO, the disposition will constitute a “disqualifying disposition” and the optionee will have ordinary income in the year of the disqualifying disposition equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the option price. The excess, if any, of the amount received for the shares of Common Stock in a disqualifying disposition over the fair market value of the shares of Common Stock at the time of exercise will be short-term capital gain if such shares are disposed of within one year after the ISO is exercised, or long-term capital gain if such shares are disposed of more than one year after the ISO is exercised. If the optionee disposes of such shares in a disqualifying disposition, and such disposition is a sale or exchange which would result in a loss to the optionee, then the amount treated as ordinary income shall not exceed the excess (if any) of the amount realized on such sale or exchange over the adjusted basis of such shares.

The Company is not entitled to a deduction as a result of the grant or exercise of an ISO. If the optionee has ordinary income as a result of a disqualifying disposition, the Company will have a corresponding deductible expense in an equivalent amount in the taxable year of the Company in which the disqualifying disposition occurs.

The excess of the fair market value of the shares of Common Stock subject to an ISO at the time of exercise over the option price is a tax preference item for alternative minimum tax purposes for the employee. The basis in stock acquired upon exercise of an ISO for alternative minimum tax purposes is increased by the amount of the preference.

Non-qualified stock options issued under the Plan which do not satisfy the requirements of Section 422 of the Code will have the following tax consequences:

•                       the optionee will have ordinary income at the time the option is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock acquired at the date of exercise over the option price;

•                       the Company will have a deductible expense in an amount equal to the ordinary income of the optionee;

•                       no amount other than the price paid upon exercise of the option shall be considered as received by the Company for shares so transferred; and

•                       any gain or loss from the subsequent sale of the shares of Common Stock acquired upon exercise of the option will be capital gain and any loss will be capital loss.

A recipient of awards of stock appreciation rights and performance share incentives will have ordinary income equal to the cash or fair market value of the shares of Common Stock on the date received in the year in which the award is actually paid. The Company will have a corresponding deductible expense in an amount equal to the ordinary income reported by the recipient in the year the award is paid. The recipient’s basis in the shares of Common Stock received will be equal to the fair market value of the shares of Common Stock when received and his or her holding period will begin on that date.

Restricted stock incentive awards do not constitute taxable income until such time as the restrictions upon the award lapse with respect to any installment. When any installment of shares of Common Stock are released from restriction, the fair market value of such shares on the date the restrictions lapse constitutes ordinary income to the recipient in that year. The Code permits a recipient of a restricted stock incentive award to elect to treat as ordinary income the fair market value of all of the shares of Common Stock awarded on the date the recipient receives the award. This election must be made promptly within time limits prescribed by the Code and the regulations thereunder. Any subsequent appreciation or depreciation in value thereafter would be treated as a capital gain or loss when the shares of Common Stock are subsequently sold (after the restrictions lapse). In addition, if, after electing to pay tax on the award in the year received, the recipient subsequently forfeits the award for any reason, the tax previously paid is not recoverable.

In the event of a change in control, the vesting, exercise and lapse of restrictions on awards of Incentives may contribute to an excess parachute payment, as defined in Section 280G of the Code. In such event, the Company’s deduction with respect to such excess parachute payment would be denied and the recipient would be subject to a nondeductible 20% excise tax on such excess parachute payment.

Equity Compensation Plan Information

The following table provides detail as of December 31, 2010 with respect to shares of our Common Stock that can be issued pursuant to our stock-based compensation plans. The table below does not include the 2011 Incentive Stock Plan which is the subject of Proposal 2 in this proxy statement.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	74,990	$6.64	31,493	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	74,990	$6.64	31,493

(1)               Does not include 247,840 shares of Common Stock which are the subject of unvested restricted stock awards. Under the terms of the 2002 Incentive Stock Plan, if such awards are forfeited prior to vesting, then the shares of Common Stock would be available for issuance under the plan.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2011 INCENTIVE STOCK PLAN.

APPENDIX A

HARDINGE INC.

2011 INCENTIVE STOCK PLAN

1.                                      Establishment of Plan.

Hardinge Inc. (hereafter referred to as the “Company”) proposes to grant to selected employees of the Company and its subsidiaries: (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Stock Incentives, and (e) Performance Share Incentives (collectively hereinafter sometimes referred to as “Incentives”) for the purpose of enhancing the profitability and value of the Company for the benefit of its shareholders by providing stock awards to attract, retain and motivate officers and other key employees who make important contributions to the success of the Company.

Incentives shall be granted pursuant to the plan herein set forth, which shall be known as the Hardinge Inc. 2011 Incentive Stock Plan (hereinafter referred to as the “Plan”).

2.                                      Definitions of Certain Terms Used in the Plan.

a. “Affiliate” means any subsidiary, whether directly or indirectly owned, or parent of the Company, or any other entity designated by the Committee.

b. “Board” means the Company’s Board of Directors.

c. “Change of Control” is defined in Section 18 of the Plan.

d. “Code” means the Internal Revenue Code of 1986, as amended, or any successor code thereto.

e. “Committee” means the Compensation Committee of the Board or any successor committee the Board may designate to administer the Plan.

f. “Common Stock” means the Hardinge Inc. Common Stock, par value $.01 per share.

g. “Competition” means to manage, operate, join, control, participate in, be employed by, provide consulting advice to, act as an agent or director of, or have any financial interest in (as a partner, stockholder, investor or otherwise), any firm, corporation, partnership, association, joint stock company, joint venture, unincorporated organization, limited liability company or any such similar business operation or activity (or any portion thereof), directly or indirectly, in competition with any of the business operations or activities of the Company or its Affiliates or effecting or attempting to affect a Change of Control; provided however that “Competition” shall not mean the purchase or holding (solely as a passive investor) of less than 2% of the shares of any corporation in competition with the Company (or any Affiliate of the Company) whose shares are regularly traded on a national securities exchange.

h. “Employee” means any person who is employed by the Company or a subsidiary of the Company.

i.  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

j. “Fair Market Value” of Shares means the fair and reasonable value thereof as determined by the Committee according to prices in trades as reported on the NASDAQ Global Select Market. If there are no prices so reported or if, in the opinion of the Committee, such reported prices do not represent the fair and reasonable value of the Stock, then the Committee shall determine Fair Market Value by any means it deems reasonable under the circumstances.

k. “Incentive Stock Options” means stock options granted under the Plan that meet the definition of Incentive Stock Options under Section 422 of the Code.

l. “Nonqualified Options” means stock options granted under the Plan that are not Incentive Stock Options

m. “Participant” shall mean any employee selected to receive a grant under the Plan.

n. “Performance Share Incentives” means Incentives granted under Section 9 of the Plan

o. “Restricted Stock Incentives” means Incentives granted under Section 10 of the Plan

p. “Retirement” means retirement under any pension or retirement plan of the Company or of a subsidiary, or termination of employment with the Company or a subsidiary, by action of the employing company, because of disability.

q. “Share” means a share of Common Stock.

r. “Stock Appreciation Rights” means Incentives granted under Section 8 of the Plan.

s. “Stock Options” means Incentive Stock Options and Nonqualified Options granted under the Plan.

t. A “subsidiary” means any entity in which the Company owns, directly or indirectly, at least thirty-five percent (35%) of the total combined voting power of all classes of securities; except that for purposes of any option subject to the provisions of Section 424 of the Internal Revenue Code, as amended, the term “subsidiary” means any entity in an unbroken chain of entities beginning with the Company if, at the time of the granting of an Option, each of the entities, other than the last entity in the unbroken chain, owns securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities of one of the other entities in such chain.

u. “Termination for Cause” means an Employee’s termination of employment with the Company or an Affiliate because of:  (i)         any act or omission that constitutes a breach by Employee of any of Employee’s obligations under any employment agreement with the Company or an Affiliate or any Company policy or procedure and failure to cure such breach after notice of, and a reasonable opportunity to cure, such breach; (ii) the continued willful failure or refusal of Employee to substantially perform the duties reasonably required of Employee as an employee of the Company or an Affiliate; (iii) an act of moral turpitude, dishonesty or fraud by, or criminal conviction of, Employee which in the determination of the Board would render Employee’s continued employment by the Company or an Affiliate damaging or detrimental to the Company; (iv) any misappropriation of Company property by Employee; or (v) any other willful misconduct by Employee which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or an Affiliate.

3.                                      Stock Reserved for Incentives.

A maximum of 750,000 Shares or the number of securities to which said number of Shares may be adjusted in accordance with Section 4 below, may be issued upon granting of Restricted Stock Incentives, Performance Share Incentives, and the exercise of Stock Options and Stock Appreciation Rights under the Plan. Any Shares granted under Options or Stock Appreciation Rights shall be counted against this limit on a one-for-one basis and any Shares granted as awards other than Options or Stock Appreciation Rights shall be counted against this limit as two (2.0) Shares for every one (1) Share subject to such award. Shares issued pursuant to the Plan may be either authorized and unissued Shares or previously issued Shares purchased by the Company for purposes of the Plan. Any shares subject to stock options, grants or

Incentives may thereafter be subject to new stock options, grants or Incentives under the Plan if there is a forfeiture of any such grants or Incentives, or the lapse, expiration or termination of any such option but not if there is a surrender of an option or portion thereof pursuant to a Stock Appreciation Right as provided hereafter in Section 8. The maximum number of Shares in respect of which Incentives may be granted during the term of the Plan to an individual Participant shall be 200,000 or the number of securities to which said number of Shares may be adjusted in accordance with Section 4 below.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which counsel to Company deems necessary to the proper issuance and sale of any Shares hereunder, shall relieve the Company from any liability for failure to issue or sell such Shares as to which such authority has not been obtained.

4.                                      Adjustment Provisions

In the event of any extraordinary dividend, reorganization, recapitalization, stock dividend, stock split-up, change in par or no par value, combination of shares, merger, consolidation, sale of all or substantially all of the assets of the Company, warrant or rights offering or combination, exchange or reclassification of Common Stock or any other similar event or any other change in the corporate structure or shares of the Company, the Committee or its delegate shall cause such equitable adjustment as it deems appropriate to be made in the number and kind of Shares then remaining available for issue under the Plan, and in the terms of the outstanding Incentives to reflect such event and preserve the value of such Incentives. In the event the Committee determines that any such event has a minimal effect on the value of Incentives, it may elect not to cause any such adjustments to be made. In all events, the determination of the Committee or its delegate shall be conclusive. If any such adjustment would result in a fractional security being issuable or awarded under the Plan, such fractional security shall be disregarded. Except as expressly provided herein, no issuance by the Company of securities of any class, or securities convertible into any class of securities, shall affect and no adjustment by reason thereof shall be made with respect to the number or price of Shares subject to a grant.

5.                                      Administration of the Plan.

The authority to grant Incentives to Employees under the Plan shall be vested in the Committee and all grants of Incentives to officers shall be ratified by the Board. The Committee shall determine those eligible Employees to receive Incentives and the amount, type and terms of each Incentive, subject to the provisions of the Plan. Each member of the Committee shall be (i) an “outside director” within the meaning of Section 162(m) of the Code, subject to any transitional rules applicable to the definition of outside director, and (ii) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, or otherwise qualified to administer this Plan as contemplated by that Rule or any successor Rule under the Exchange Act. In making any determinations under the Plan, the Committee shall be entitled to rely on reports, opinions or statements of officers or employees of the Company, as well as those of counsel, public accountants and other professional or expert persons. All determinations, interpretations and other decisions under or with respect to the Plan or any Incentives by the Committee shall be final, conclusive and binding upon all parties, including without limitation, the Company, any Employee, and any other person with rights to any Incentive under the Plan, and no member of the Committee shall be subject to individual liability with respect to the Plan.

Subject to the provisions of the Plan, the Committee from time to time shall determine the Employees to whom, and the time or times at which, Incentives shall be granted and the terms thereof. In the case of officers to whom Incentives may be granted, the selection of such officers and all of the foregoing determinations shall be made directly by the Committee in its sole discretion. In the case of Employees other than officers, the selection of such Employees and all of the foregoing determinations may be delegated by the Committee to an administrative group of officers chosen by the Committee. Incentives granted to one Employee need not be identical to those granted other Employees.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, Change of Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities, or similar transaction(s)), the Company may not, without obtaining the approval of the shareholders of the Company: (a) amend the terms outstanding Stock Options or Stock Appreciation Rights to reduce the option price of such outstanding Stock Options or Stock Appreciation Rights; (b) cancel outstanding Stock Options or Stock Appreciation Rights in exchange for Stock Options or Stock Appreciation Rights with an option price that is less than the option price of the original Stock Options or Stock Appreciation Rights; or (c) cancel outstanding Stock Options or Stock Appreciation Rights with an option price above the current fair market value of Shares of Common Stock in exchange for cash or other securities.

The Committee shall administer and shall have full power to construe and interpret the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; and make all other determinations and take all other actions that the Committee believes reasonable and proper, including the power to delegate responsibility to others to assist it in administering the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. The Committee’s determinations shall in all cases be conclusive.

A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of the entire Committee. Any determination of the Committee may be made, without notice or meeting, by the written consent of all of the Committee members.

6.                                      Eligibility.

Any Employee selected by the Committee shall be eligible for any Incentive contemplated under the Plan. In making its determination, the Committee shall take into account the present and potential contributions of the Employees to the success of the Company and such other such factors as the Committee shall deem relevant. An Employee who has been granted an Incentive under this or any other plan of the Company or any of its Affiliates may or may not be granted additional Incentives under the Plan at the discretion of the Committee. As a condition to the exercise of a grant, the Company may require the Participant exercising the grant to represent and warrant that at the time of exercise the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel to the Company, such a representation is required by applicable law.

7.                                      Stock Options.

The Committee may grant Incentive Stock Options, other statutory options under the Code, and Nonqualified Options to eligible Employees, and such Stock Options shall be subject to the terms and conditions of this Section 7 of the Plan and such other terms and conditions as the Committee may prescribe.

(a)    Option Price.    The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Committee. Except as provided in Section 4 hereof, under no circumstances shall the Board or the Committee lower the exercise price of outstanding options issued under the Plan.

(b)    Period of Option.    The period of each Stock Option shall be fixed by the Committee; provided, however, that such period shall not exceed ten (10) years from the grant date in the case of Stock Options.

(c)    Payment.    The option price shall be payable at the time the Stock Option is exercised in cash or, at the discretion of the Committee, in whole or in part in the form of Shares already owned by the Participant (based on the fair market value of the Common Stock on the date the option is exercised by the Committee). No Shares shall be issued until full payment therefor has been made. A Participant receiving a Stock Option shall have none of the rights of a stockholder until the Shares are issued.

(d)    Exercise of Option.    The Shares covered by a Stock Option may be purchased in such installments and on such exercise dates as the Committee may determine. Any Shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Stock Option. In no event (including those specified in paragraphs (e), (f) and (g) of this section below) shall any Stock Option be exercisable after its specified expiration period and in no event shall a Stock Option be exercised after the expiration of ten (10) years from the date such option is granted. The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery of Shares to the Company in payment of the exercise price of a Stock Option, the Participant receiving such Stock Option automatically be awarded a Stock Option for up to the number of Shares so delivered.

(e)    Retirement and Termination.    Upon Retirement or termination of employment of a Participant with a Stock Option for reasons other than those described in Section 14 of the Plan, Stock Option privileges shall apply only to those Options immediately exercisable at the date of such Retirement or termination. The Committee, however, in its discretion, may provide on a case by case basis that any Stock Options outstanding but not yet exercisable upon such Retirement or termination of a Participant with a Stock Option may become exercisable in accordance with a schedule to be determined by the Committee. Options exercisable upon Retirement shall remain exercisable for three (3) years after Retirement. Options exercisable upon termination for reasons other than Retirement or those described in Section 14 of the Plan shall remain exercisable for three (3) months after such termination.

(f)    Death.    Upon the death of a Participant, Stock Option privileges shall apply only to the extent such Option was immediately exercisable at the time of death, and options exercisable upon death shall remain exercisable for three (3) years after death. The Committee, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the death of a Participant may become exercisable in accordance with a schedule to be determined by the Committee. Such privileges shall expire unless exercised by legal representatives within such period of time as determined by the Committee but in no event later than the date of the expiration of the Stock Option.

(g)    Limits on Incentive Stock Options.    Except as may otherwise be permitted by the Code, the Committee shall not, in the aggregate, grant to any Employee Incentive Stock Options that are first exercisable during any one calendar year (under the Plan and all such other plans of the Company and its Affiliates) to the extent that the aggregate fair market value of the Common Stock, at the time the Incentive Stock Options are granted, exceeds $100,000.

8.                                      Stock Appreciation Rights.

The Committee may, in its discretion, grant a right to receive the appreciation in the fair market value of Shares either singly or in combination with an underlying Stock Option granted hereunder. Such Stock Appreciation Rights shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)    Time and Period of Grant.    If a Stock Appreciation Right is granted in connection with an underlying Stock Option, it may be granted at the time of the Stock Option grant or at any time thereafter but prior to the expiration of the Stock Option grant. If a Stock Appreciation Right is granted in connection with an underlying Stock Option, at the time the Stock Appreciation Right is granted the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Stock Option. In no event shall the exercise period for a Stock Appreciation Right granted with respect to an underlying Stock Option exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted without an underlying Stock Option, the period for exercise of the Stock Appreciation Right shall be set by the Committee.

(b)     Value of Stock Appreciation Right.  If a Stock Appreciation Right is granted in connection with an underlying Stock Option, the Participant will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefor an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender is received by the Company over the Stock Option price multiplied by the number of Shares covered by the Stock Options which are surrendered. If a Stock Appreciation Right is granted without an underlying Stock Option, the Participant will receive upon exercise of the Stock Appreciation Right an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender such Stock Appreciation Right is received by the Company over the fair market value of the Common Stock on the date of grant multiplied by the number of Shares covered by the grant of the Stock Appreciation Right.

(c)     Payment of Stock Appreciation Right.  Payment of a Stock Appreciation Right shall be in the form of Shares, cash, or any combination of Shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of the grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

9.             Performance Share Incentives.

The Committee may grant awards under which payment may be made in Shares or cash or any combination of Shares and cash if the performance of the Participant, the Company or any subsidiary or division of the Company selected by the Committee during the award period meets certain goals established by the Committee. Such Performance Share Incentives shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)     Incentive Period and Performance Goals.  The Committee shall determine and include in a Performance Share Incentive grant the period of time for which a Performance Share Incentive is made (“Incentive Period”), which period must be a minimum of one year. The Committee shall also establish performance objectives (“Performance Goals”) to be met by the Company, subsidiary or division or the Participant during the Incentive Period as a condition to payment of the Performance Share Incentive. The Performance Goals may include earnings per share, return on stockholders’ equity, return on assets, net income, Company earnings performance compared to its competition or any other financial or other measurement established by the Committee for either the Company as a whole or for any of its business units. The Performance Goal may include minimum target and maximum objectives or a single set of objectives.

(b)     Payment of Performance Share Incentives.  The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share Incentive if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share Incentive shall be expressed in terms of Shares referred to as “Performance Shares”. After the completion of an Incentive Period, the performance of the Participant, the Company, subsidiary or division shall be measured against the Performance Goals and the Committee shall determine whether all, none or any portion of a Performance Share Incentive shall be paid. The Committee, in its discretion, may elect to make payment in Shares, cash or a combination of Shares and cash. Any cash payment shall be based on the fair market value of Performance Shares on, or as soon as practicable prior to, the date of payment.

(c)     Revision of Performance Goals.  At any time prior to the end of an Incentive Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen and/or extraordinary events occur which have a substantial effect on the performance of the Company, an Affiliate or division and which in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made.

(d)     Requirement of Employment.  A Participant receiving a Performance Share Incentive must remain in the employment of the Company until the completion of the Incentive Period in order to be entitled to payment under the Performance Share Incentive; provided that the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable.

(e)     Dividends.  The Committee may, in its discretion, at the time of the granting of a Performance Share Incentive, provide that any dividends declared on the Common Stock during the Incentive Period, and which would have been paid with respect to the Performance Shares had they been owned by a Participant, be accumulated for the benefit of the Participant and used to increase the number of Performance Shares of the Participant.

10.          Restricted Stock Incentives.

The Committee may issue Shares to an Employee which Shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)     Requirement of Employment.  A Participant receiving a Restricted Stock Incentive must remain in the employment of the Company or an Affiliate during a period designated by the Committee (“Restriction Period”). If the Participant leaves the employment of the Company or an Affiliate prior to the end of the Restriction Period, the Restricted Stock Incentive shall terminate and the Shares shall be returned immediately to the Company; provided that the Committee may, at the time of the grant, provide for the employment restriction to lapse with respect to a portion or portions of the Restricted Stock Incentive at different times during the Restriction Period.  The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable, but in no event shall the Restriction Period be less than three years.

(b)     Restrictions on Transfer and Legend on Stock Certificates.  During the Restriction Period, the Participant may not sell, assign, transfer, pledge or otherwise dispose of the Shares except as provided under Section 11 hereof. Each certificate for Shares issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

(c)     Escrow Agreement.  The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the Restricted Stock Incentive will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

(d)     Lapse of Restrictions.  All restrictions imposed under the Restricted Stock Incentive shall lapse upon the expiration of the Restriction Period if the conditions as to employment set forth above have been met. The Participant shall then be entitled to have the legend specified in Section 10(b) removed from the certificates.

(e)     Dividends.  The Committee shall, in its discretion, at the grant of the Restricted Stock Incentive, provide that any dividends declared on the Common Stock during the Restriction Period shall be  accumulated for the benefit of the Participant and paid to the Participant only after the expiration of the Restriction Period.

11.          Nontransferability.

Each Incentive granted under the Incentive Stock Plan shall not be transferable other than by Will or the laws of descent and distribution, and with respect to Stock Options, shall be exercisable during the Participant’s lifetime by the Participant only or by the Participant’s guardian or legal representative.

12.          No Right of Employment.

The Incentive Stock Plan and the Incentives granted hereunder shall not confer upon any Employee the right to continued employment with the Company or an Affiliate or affect in any way the right of the Company to terminate the employment of an Employee at any time and for any reason.

13.          Taxes.

The Company shall be entitled to withhold, or otherwise collect from the Participant, the amount of any tax attributable to any amount payable or Shares deliverable under the Plan after giving such Participant notice as far in advance as practicable. The Participant may elect, subject to approval by the Committee, to have Shares withheld by the Company in satisfaction of such taxes, or to deliver other Shares owned by the Participant in satisfaction of such taxes. With respect to officers of the Company or a subsidiary or other Participants subject to Section 16(b) of the Exchange Act, the Committee may impose such other conditions on the Participant’s election as it deems necessary or appropriate in order to exempt such withholding from the penalties set forth in said Section. The number of Shares to be withheld or delivered shall be calculated by reference to the Fair Market Value of the Shares on the date that such taxes are determined.

14.          Forfeiture of Incentives.

Unless the Committee shall have determined otherwise, the Participant receiving an Incentive shall forfeit all amounts not payable or privileges with respect to Stock Options not immediately exercisable upon the occurrence of any of the following events:

a. The Participant is Terminated for Cause.

b. The Participant voluntarily terminates his or her employment other than by Retirement after attainment of age 55, or such other age as may be provided for in the Incentive.

c. The Participant engages in Competition with the Company or any Affiliate.

d. The Participant engages in any activity or conduct contrary to the best interests of the Company or any Affiliate, as determined by the Committee in its sole discretion.

Stock Options immediately exercisable upon the occurrence of any of the preceding events shall remain exercisable for seven (7) days after the occurrence of such event unless the Committee in its sole discretion shall provide that such Stock Options shall remain exercisable for a longer period.

The Committee may include in any Incentive any additional or different conditions of forfeiture it may deem appropriate. The Committee also, after taking into account the relevant circumstances, may waive any condition of forfeiture stated above or in the Incentive contract.

In the event of forfeiture, the Participant shall lose all rights in and to the Incentive. Except in the case of Restricted Stock Incentives as to which the restrictions have not lapsed, this provision, however, shall not be invoked to force any Participant to return any Stock already received under an Incentive.

Such determinations as may be necessary for application of this Section, including any grant of authority to others to make determinations under this Section, shall be at the sole discretion of the Committee, and its determinations shall be conclusive.

15.          Acceleration.

The Committee may, in its sole discretion, accelerate the date of exercise, vesting, lapse of restrictions or other receipt of any Incentive, provided that in no event shall the Restriction Period for Restricted Stock Incentives be less than three years.

16.          Rights as a Shareholder.

A Participant shall, unless the terms of the Incentive provide otherwise, have no rights as a shareholder, with respect to any options or Shares which may be issued in connection with the Incentive until the issuance of a certificate for such Shares, and no adjustment other than as stated herein shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate. In addition, with respect to Restricted Stock Incentives, Participants shall have only such rights as a shareholder as may be set forth on the certificate or in the terms of the Incentive.

17.          Foreign Nationals.

Incentives may be awarded to persons who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

18.          Change in Control Provisions.

(a)     Impact of Event.  Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, any Stock Options, Stock Appreciation Rights, Restricted Stock Incentives or Performance Share Incentives (collectively, “Incentives”) outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant and all restrictions on Incentives shall immediately lapse.

(b)        Definition of Change in Control.   For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i)            an offeror (other than the Company) purchases securities of the Company pursuant to a tender or exchange offer for such securities which represent 35% or more of the combined voting power of the Company’s then outstanding securities;

(ii)           any person (as such term is used in Sections 13 (d) and 14(d) (2) of the Exchange Act, other than any employee benefit plan of the Company or any person or entity appointed or established pursuant to any such plan, hereafter becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any such securities held by such person as trustee or other fiduciary of an employee benefit plan of the Company;

(iii)          the membership of the Board changes as the result of a contested election or elections, so that a majority of the individuals who are directors at any particular time were proposed by persons other than (a) directors who were members of the Board immediately prior to a first such contested election (“Continuing Directors”) or (b) directors proposed by the

Continuing Directors and were initially elected to the Board as a result of such a contested election or elections occurring within the previous two years; or

(iv)          ~~the shareholders of the Company approve~~upon consummation of a merger, consolidation, sale or disposition of all or substantially all of the Company’s assets, or a plan of partial or complete liquidation.

19.          Amendment of Incentive.

Subject to the limitations set forth in Section 5, ~~The~~ the Committee may amend, modify or terminate any outstanding Incentive, including substituting therefor another Incentive of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant and provided further that under no circumstances, except as provided in Section 4 hereof, shall the exercise price of outstanding stock options issued under the Plan be reduced.

20.          Amendment to Prior Plan.

No grants shall be made under the Company’s 2002 Incentive Stock Plan on or after shareholder approval of the Plan.

21.          Effective Date and Term.

This Plan shall be effective upon adoption by the shareholders of the Company at its 2011 Annual Meeting to be held on May 3, 2011. The Plan shall continue in effect until May 2, 2021, when it shall terminate. Upon termination, any balances of Shares reserved for issuance under the Plan shall be cancelled, and no Incentives shall be granted under the Plan thereafter. The Plan shall continue in effect, however, insofar as is necessary to complete all of the Company’s obligations under outstanding Incentives to conclude the administration of the Plan.

22.          Termination and Amendment of Plan.

The Plan may be terminated at any time by the Board except with respect to any Stock Options, Restricted Stock Incentives, Stock Appreciation Rights or Performance Share Incentives then outstanding. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with any applicable laws or regulations, provided that no such amendment shall, without approval of the holders of a majority of the outstanding Shares, (i) increase the total number of Shares which may be issued under the Plan, (ii) reduce the minimum purchase price or otherwise materially increase the benefits under the Plan, (iii) change the basis for valuing Stock Appreciation Rights, (iv) impair any outstanding Incentives without the consent of the Participant, (v) alter the class of employees eligible to receive Incentives, or (vi) withdraw the administration of the Plan from the Committee.

23.          Construction of Plan.

The place of administration of the Plan shall be in the State of New York, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws, but not the laws pertaining to choice of laws, of the State of New York.

24.          Other Laws.

The Committee may refuse to issue or transfer any Shares or other consideration under an Incentive if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such grant shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no grant granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

25.          Compliance With Code Section 409A.

This Section 25 is intended to comply with final regulations promulgated under Code Section 409A.  It shall govern notwithstanding any contrary provision elsewhere in the Plan or in any agreement whereby Stock Options, Stock Appreciation Rights, Restricted Stock Incentives or Performance Share Incentives are granted to a Participant under the Plan (a “Grant Agreement”).

25.1  Stock Options and Stock Appreciation Rights.

(a)  409A Excluded Stock Rights.  All Stock  Options and Stock Appreciation Rights (“Stock Rights”) granted under the Plan are intended not to provide for the deferral of compensation, in accordance with Treas. Reg. §1.409A-1(b)(5)(i)(A) and (B) (said Grants are hereinafter referred to as “409A Excluded Stock Rights”), except where an Grant Agreement states explicitly that the Grant is intended to provide for a deferral of compensation (such Grant is hereinafter referred to as a “409A Non-Excluded Stock Right”).  Accordingly, the Plan and any Grant Agreement shall be construed, and may be amended, in such manner as will ensure that 409A Excluded Stock Rights remain excluded from the application of Code Section 409A.  Without limiting the generality of the foregoing:

(1) no 409A Excluded Stock Right shall be granted with an exercise price that is less than the Fair Market Value of the Common Stock on the Grant Date where Fair Market Value is determined in a manner permitted under Treas. Reg. §1.409A-1(b)(5)(iv);

(2) no 409A Excluded Stock Right shall be modified, extended or exchanged for a new Grant if such modification, extension or exchange would cause the 409A Excluded Stock Right to become (or be replaced by) a 409A Non-Excluded Stock Right or other Grant that is subject to Code Section 409A;

(3) a 409A Excluded Stock Right shall expire no later than its original expiration date and, if a Excluded Stock Right would expire after its original expiration date, because the Participant has died or otherwise become unable to exercise the Stock Right due to a mental or physical disability, the Stock Right shall be deemed exercised by the owner thereof on the day preceding its original expiration date if the then fair market value of the Stock exceeds the exercise price;

(4) any extension of a 409A Excluded Stock Right, whether pursuant to Section 7, another provision of the Plan or an exercise of Committee discretion, shall not extend the term of the Grant beyond the earlier of (i) the original expiration date stated in the Grant Agreement, or (ii) the tenth anniversary of the Grant;

(5) no 409A Excluded Stock Right shall permit the deferral of compensation beyond the date of exercise;

(6) no dividends shall be paid or credited on Stock Appreciation Rights or on Stock Options that would have the effect of reducing the exercise price of the Stock Appreciation Right or Stock Option below Fair Market Value on the date of the grant in violation of Code Section 409A and the Treas. Reg. §1.409A-1(b)(5)(i)(E); and

(7) any Common Stock, cash or other consideration to be transferred to the Participant in connection with the exercise of the 409A Excluded Stock Right shall be transferred as soon as practicable and in all events within 30 days following the exercise date and the Participant shall have no right to determine the calendar year in which such transfer occurs.

(b)  409A Non-Excluded Stock Rights.  If an Grant Agreement states explicitly that the Stock Right granted thereunder is intended to provide for a deferral of compensation in accordance with Treas. Reg. §1.409A-1(b)(5)(i)(C) (such Grant is hereinafter referred to as “409A Non-Excluded Stock Right”), the Grant Agreement shall incorporate the terms and conditions necessary to avoid inclusion of the Grant in the Participant’s gross income pursuant to Section 409A(a)(1) of the Code and the Plan and Grant Agreement shall be interpreted in accordance with Section 409A of the Code and the regulations and other interpretive guidance issued thereunder so as to avoid the inclusion of the Grant in gross income pursuant to Section 409A(a)(1) of the Code.  Without limiting the generality of the foregoing:

(1) the Grant Agreement shall specify that the 409A Non-Excluded Stock Right will expire on the last day of the calendar year in which the 409A Non-Excluded Stock Right becomes exercisable, and that any Common Stock, cash or other consideration to be transferred to the Participant in connection with the exercise of the 409A Non-Excluded Stock Right shall be transferred to the Participant on or before March 15 of the calendar year following the calendar year in which the 409A Non-Excluded Stock Right becomes exercisable;

(2) the date on which the 409A Non-Excluded Stock Right becomes exercisable may not be accelerated except as may be permitted under Treas. Reg. §1.409A-3(j); and

(3) in the case of a 409A Non-Excluded Stock Right that becomes exercisable as a result of the separation from service of a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i) as applied by the Company, no Common Stock, cash or other consideration shall be transferred to the Participant in connection with the exercise of the 409A Non-Excluded Stock Right until the day following the 6-month anniversary of the Participant’s separation from service.

25.2  Restricted Stock Incentives.

(a)  409A Excluded Restricted Stock Incentives.  Restricted Stock Incentives  granted under the Plan are intended not to provide for the deferral of compensation, in accordance with Treas. Reg. §1.409A-1(b)(6) (said Grants are hereinafter referred to as “409A Excluded Restricted Stock Incentives”), unless the Grant Agreement states explicitly that the Grant is intended to provide for a deferral of compensation (such an Grant is hereinafter referred to as “409A Non-excluded Restricted Stock Incentive”).  Accordingly, the Plan and any Grant Agreement shall be construed, and may be amended, in such manner as to ensure that 409A Excluded Restricted Stock Incentives remain excluded from the application of Code Section 409A.  Without limiting the generality of the foregoing:

(1) no Grant Agreement shall provide for or permit the deferral of compensation resulting from a 409A Excluded Restricted Stock Incentive beyond the date on which the 409A Excluded Restricted Stock Incentive would otherwise become includable in gross income in accordance with the rules of Code Section 83 (or would have become includable but for the exercise of an election under Code Section 83(b)).

(b)  409A Non-Excluded Restricted Stock Incentives.  If an Grant Agreement states explicitly that the Restricted Stock Incentive is intended to provide for a deferral of compensation (such Grant is hereinafter referred to as “409A Non-Excluded Restricted Stock Incentive”), the Grant Agreement shall incorporate the terms and conditions necessary to avoid inclusion of the Grant in the Participant’s gross income pursuant to Section 409A(a)(1) of the Code and the Plan and Grant Agreement shall be interpreted in accordance with Section 409A of the Code and the regulations and other interpretive guidance issued thereunder so as to avoid the inclusion of the Grant in gross income pursuant to Section 409A(a)(1) of the Code.  Without limiting the generality of the foregoing:

(1) the Grant Agreement shall specify one or more dates or events permitted under Code Section 409A(a)(2)(A) at which time the Grant will be settled in cash or vested property;

(2) the Grant Agreement shall specify the manner in which the Grant will be paid (e.g., lump sum or installments) and the dates on or periods within which payment will occur;

(3) the date of settlement of the Grant shall not be accelerated except as otherwise permitted under Treas. Reg. §1.409A-3(j); and

(4) in the case of a 409A Non-excluded Restricted Stock Incentive that becomes payable as a result of the separation from service of a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i) as applied by the Company, no cash or property shall be paid to the Participant in connection with the settlement of the Grant until the day following the 6-month anniversary of the Participant’s separation from service.

25.3  Performance Shares Incentives.

(a)  409A Excluded Performance Share Incentives.  Performance Share Incentives granted under the Plan are intended not to provide for the deferral of compensation, in accordance with the short-term deferral rule set forth in Treas. Reg. §1.409A-1(b)(4) (said Grants are hereinafter referred to as “409A Excluded Performance Share Incentives”) unless the Grant Agreement states explicitly that the Grant is intended to provide for a deferral of compensation (such an Grant is hereinafter referred to as a “409A Non-excluded Performance Share Incentive”).  Accordingly, the Plan and any Grant Agreement shall be construed, and may be amended, in such manner as to ensure that 409A Excluded Performance Share Incentives remain excluded from the application of Code Section 409A.  Without limiting the generality of the foregoing:

(1) the Grant Agreement shall provide (or shall be construed to provide) that a 409A Excluded Performance Share Incentive must be settled in cash or vested property on or before March 15 of the calendar year following the calendar year in which the 409A Excluded Performance Share Incentive ceased to be subject to a substantial risk of forfeiture within the meaning of Treas. Reg. §1.409A-1(b)(4).

(b)  409A Non-excluded Performance Share Incentives.  If an Grant Agreement states explicitly that a Performance Share Incentive is intended to provide for a deferral of compensation in accordance with Treas. Reg. §1.409A-1(b)(4) (“409A Non-excluded Performance Share Incentive”), the Grant Agreement shall incorporate the terms and conditions necessary to avoid inclusion of the Grant in the Participant’s gross income pursuant to Section 409A(a)(1) of the Code and the Plan and Grant Agreement shall be interpreted in accordance with Section 409A of the Code and the regulations and other interpretive guidance issued thereunder so as to avoid the inclusion of the Grant in gross income pursuant to Section 409A(a)(1) of the Code.  Without limiting the generality of the foregoing:

(1) the Grant Agreement shall specify one or more dates or events permitted under Code Section 409A(a)(2)(A) at which time the Grant will be settled in cash or vested property;

(2) the Grant Agreement shall specify the manner in which the Grant will be paid (e.g., lump sum or installments) and the dates on or periods within which payment will occur;

(3) the date of settlement of the Grant shall not be accelerated except as otherwise permitted under Treas. Reg. §1.409A-3(j); and

(4) in the case of a 409A Non-excluded Performance Share Incentive that becomes payable as a result of the separation from service of a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i) as applied by the Company, no cash or property shall be paid to the Participant in connection with the settlement of the Grant until the day following the 6-month anniversary of the Participant’s separation from service.

25.4  Authority To Amend Plan and/or Grant Agreement.  Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Grant may be subject to Section 409A of the Code and related Department of Treasury Regulations and other guidance (including such Department of Treasury Regulations and other guidance as may be issued after the date of this Plan amendment), the Committee may adopt such amendments to the Plan and/or the applicable Grant Agreement as the Committee determines are necessary or appropriate to (1) exempt the Grant from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the  Grant, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury Regulations or other guidance.

25.5        Protection of the Committee and Others.  Notwithstanding the foregoing provisions of this Section 25, neither the Company, nor any officer, employee, or director of the Company or any affiliate of the Company, nor any member of the Committee, shall have any liability to any Participant on account of a Grant hereunder being taxable under Code Section 409A regardless of whether such person could have taken action to prevent such result and failed to do so.  To the extent permitted by law, the Company shall indemnify and defend any officer, employee, or director of the Company or of any affiliate of the Company, and any member of the Committee, from any claim based on an Grant becoming taxable under Code Section 409A resulting from such person’s action taken, or action failed to be taken, in connection with the Plan or any Grant Agreement.